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                            Verizon California Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                               Six Months Ended
(Dollars in Millions)                                           June 30, 2002
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
Income before provision for income taxes                                 $498.5
Interest expense                                                           65.8
Portion of rent expense representing interest                              18.9
Amortization of capitalized interest                                         .8
                                                            ------------------------
Earnings, as adjusted                                                    $584.0
                                                            ========================
Fixed charges:
Interest expense                                                         $ 65.8
Portion of rent expense representing interest                              18.9
Capitalized interest                                                        3.2
                                                            ------------------------
Fixed Charges                                                            $ 87.9
                                                            ========================
Ratio of Earnings to Fixed Charges                                         6.64
                                                            ========================
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